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                                                                    EXHIBIT 21

                         FLOUR CITY INTERNATIONAL, INC.
                             SIGNIFICANT SUBSIDIARIES


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

NAME OF SUBSIDIARY                              PERCENT OWNERSHIP           JURISDICTION OF INCORPORATION
------------------                              -----------------           -----------------------------
Flour City Architectural Metals, Inc.                 100%                          Delaware
Flour City Arlo Corporation                            55%                          Philippines
Flour City Architectural Metals, (Pacific) Ltd.       100%                          British Virgin Islands
Flour City Architectural Metals (L) Ltd.              100%                          Lubuan, Malaysia
Flour City Architectural Metals (Asia) Ltd.           100%                          Hong Kong
Kasion F.C. Ltd.                                      100%                          Thailand

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